Posting Supplement No. 18 dated October 30, 2008 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Posting Supplement supplements the prospectus dated October 13, 2008 and provides information about the particular series of Member Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Posting Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                The following Notes are currently being offered:

Member Payment Dependent Notes Series 357595

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357595	$4,200	10.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357595. Member loan 357595 was requested on October 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,750 / month
Current employer:	medicab of rochester	Debt-to-income ratio:	10.59%
Length of employment:	50 years	Location:	ROCHESTER, NY

Home town:	ROCHESTER,NY
Current & past employers:	medicab of rochester
Education:

This borrower member posted the following loan description, which has not been verified:

personal loan for paying of a card. Need a lower interest rate lower than 21%

A credit bureau reported the following information about this borrower member on October 21, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1988	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	24	Months Since Last Delinquency:	18
Revolving Credit Balance:	$5,014.00	Public Records On File:	0
Revolving Line Utilization:	18.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 357973

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357973	$10,000	13.36%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357973. Member loan 357973 was requested on October 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Regal Pest Management	Debt-to-income ratio:	1.73%
Length of employment:	4 years	Location:	DOBBS FERRY, NY

Home town:	Dobbs Ferry
Current & past employers:	Regal Pest Management, Westex Pest Management
Education:

This borrower member posted the following loan description, which has not been verified:

Personal Loan

A credit bureau reported the following information about this borrower member on October 16, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	80
Revolving Credit Balance:	$3,153.00	Public Records On File:	0
Revolving Line Utilization:	30.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 358255

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358255	$12,000	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358255. Member loan 358255 was requested on October 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	SDB Systems	Debt-to-income ratio:	11.11%
Length of employment:	40 years	Location:	NEWBURY PARK, CA

Home town:	Grand Rapids
Current & past employers:	SDB Systems, Kowen
Education:	University of Michigan,, University of Berkley, Pepperdine University

This borrower member posted the following loan description, which has not been verified:

I am looking to redo a few items in my house and would like to take a loan out to cover these expenses.

A credit bureau reported the following information about this borrower member on October 20, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1967	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	39	Months Since Last Delinquency:	13
Revolving Credit Balance:	$21,930.00	Public Records On File:	0
Revolving Line Utilization:	24.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 358456

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358456	$4,000	12.09%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358456. Member loan 358456 was requested on October 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,475 / month
Current employer:	cellular communication consultants	Debt-to-income ratio:	13.05%
Length of employment:	6 years 9 months	Location:	DELRAY BEACH, FL

Home town:	boynton beach
Current & past employers:	cellular communication consultants
Education:

This borrower member posted the following loan description, which has not been verified:

Currently I owe about $3700 in credit card debt. I also owe about $6700 to my boss of six and a half years. I really need to pay all of it of right away, so I am in desperate need of a personal loan that will help me do that. My interest rates are very high on the credit cards so I feel this will allow me to pay those debts quicker and with less interest. More importantly I need the rest to pay of my boss who has lent me money over the years and now I really need to pay it back quickly.

A credit bureau reported the following information about this borrower member on October 23, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,643.00	Public Records On File:	0
Revolving Line Utilization:	47.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 358473

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358473	$10,000	12.41%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358473. Member loan 358473 was requested on October 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	The Home Depot	Debt-to-income ratio:	1.08%
Length of employment:	2 years 4 months	Location:	Huntington, NY

Home town:	Bay Shore
Current & past employers:	The Home Depot
Education:	Wilson Technical Community College

This borrower member posted the following loan description, which has not been verified:

My Fiance and I are starting a new business. His dream is to own a mechanic shop, He had a mechanic shop 6 years ago but the lease was up and they sold the building. He worked in the limousine industry since then but do to recession times are hard. A friend recommend a shop that is for rent, we saw an opportunity and had to take it. The shop already has 2 lifts and tire balance machine, so that's a head start for us, and it's in the same neighborhood where his old shop was so he has the clientele. We need the loan to help us with the fees of licensing ($2,500) and to help us get by on the first months rent ($3,500). The office, waiting room and the bathroom needs to be renovated ($2,500), and the rest is going to go to supplies and advertising of our new shop ($1,500). That gives the total of $10,000. My fiance is a hard worker and has put everything in to this, we need financial help we can get. I know if we are granted this amount of money we will succeed.

A credit bureau reported the following information about this borrower member on October 16, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,610.00	Public Records On File:	0
Revolving Line Utilization:	17.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 358566

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358566	$6,950	13.67%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358566. Member loan 358566 was requested on October 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,567 / month
Current employer:	Superior Energy Services	Debt-to-income ratio:	11.16%
Length of employment:	25 years	Location:	Welsh, LA

Home town:	Jennings
Current & past employers:	Superior Energy Services
Education:

This borrower member posted the following loan description, which has not been verified:

I am using this loan to consolidate all of the balances from multiple credit cards for debt that was built up during the last two encounters with the Gulf Coast Hurricanes. I would much rather pay one amount each month than deal with the CC companies and multiple payments, varying interest rates and miscellaneous fees. Thank you so much for your help!

A credit bureau reported the following information about this borrower member on October 16, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1990	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	47	Months Since Last Delinquency:	14
Revolving Credit Balance:	$31,081.00	Public Records On File:	0
Revolving Line Utilization:	28.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 358615

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358615	$20,000	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358615. Member loan 358615 was requested on October 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,167 / month
Current employer:	DOPS MAnagement	Debt-to-income ratio:	15.75%
Length of employment:	23 years	Location:	Taunton, MA

Home town:	Brockton
Current & past employers:	DOPS MAnagement
Education:	Johnson & Wales University-Providence

This borrower member posted the following loan description, which has not been verified:

I have completed the build out on an 11,000 sq ft state of the art indoor baseball/softball training academy. We have been open since mid June and are now heading into our busiest season. We are located in New England, so as the weather gets colder, the demand for usage of the facility increases dramatically. I have invested a substantial amount of capital to get the facility up and running, but now am in need of some working capital going into this busy time.

A credit bureau reported the following information about this borrower member on October 17, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1989	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	60	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$106,366.00	Public Records On File:	0
Revolving Line Utilization:	56.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 358643

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358643	$3,200	7.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358643. Member loan 358643 was requested on October 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,167 / month
Current employer:	PNC Bank	Debt-to-income ratio:	7.25%
Length of employment:	2 years	Location:	Bethlehem, PA

Home town:	Navy Brat
Current & past employers:	PNC Bank, Hartford Financial Services Group
Education:	Northampton County Area Community College, Pennsylvania State University-Penn State Lehigh Valley

This borrower member posted the following loan description, which has not been verified:

Debt consolidation

A credit bureau reported the following information about this borrower member on October 17, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	76
Revolving Credit Balance:	$2,472.00	Public Records On File:	0
Revolving Line Utilization:	5.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 358810

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358810	$8,000	10.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358810. Member loan 358810 was requested on October 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Fans & Lighting Minnesota LLC	Debt-to-income ratio:	11.41%
Length of employment:	1 year	Location:	Shakopee, MN

Home town:	Minneapolis
Current & past employers:	Fans & Lighting Minnesota LLC, FanMan Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Our Company & It's Products: We are a locally owned family-run retailer, doing business in the Minneapolis/St. Paul area. We specialize in high quality ceiling fans and lighting fixtures. We have a business philosophy of providing the highest degree of value in the products we offer, and an expertise that goes back well over 20 years. Our sales extend to all 50 states thanks to our website www.fanmanlighting.com. We are seeking financing to expand our product offerings in the lighting area, and also to add a brand new category of sales with table and floor lamps. We have a large retail show floor (over 7000 sq. ft.), so it would be easy to incorporate a strong lamp mix into our product offerings. Our current annual revenues exceed $500,000, and we feel expanding our product offerings would be extremely beneficial. My area of expertise is Sales & Marketing, and my partner has a Bachelor of Science Degree in Business Administration from the University of Minnesota, and is in charge of our purchasing. We are in the final month of paying off a $30,000 1-year note, and our only other debt is a SBA loan currently at $146,000.

A credit bureau reported the following information about this borrower member on October 18, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,193.00	Public Records On File:	0
Revolving Line Utilization:	6.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 358817

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358817	$10,000	13.36%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358817. Member loan 358817 was requested on October 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,750 / month
Current employer:	kirby inland marine	Debt-to-income ratio:	18.18%
Length of employment:	26 years	Location:	CHANDLER, TX

Home town:	houston
Current & past employers:	kirby inland marine
Education:	tmau

This borrower member posted the following loan description, which has not been verified:

car loan for 1985 cj7

A credit bureau reported the following information about this borrower member on October 18, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1987	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$53,466.00	Public Records On File:	0
Revolving Line Utilization:	52.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 358912

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358912	$3,000	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358912. Member loan 358912 was requested on October 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,129 / month
Current employer:	WR Productions	Debt-to-income ratio:	7.06%
Length of employment:	8 months	Location:	Pembroke Pines, FL

Home town:	Miami
Current & past employers:	WR Productions, FedEx Corporation
Education:	Florida International University, Florida Memorial University

This borrower member posted the following loan description, which has not been verified:

Last Thursday, my wife was driving and was involved in a vehicle accident on her way home. The problem is that we have two kids. It has been hard for me to try to support the kids and cover bills for the house, rent, and her medical expenses (the ones that the insurance company can no longer handle). Therefore, I am attempting to take out a loan.

A credit bureau reported the following information about this borrower member on October 28, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1987	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,160.00	Public Records On File:	0
Revolving Line Utilization:	73.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 358955

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358955	$14,500	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358955. Member loan 358955 was requested on October 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	NH GOP	Debt-to-income ratio:	21.80%
Length of employment:	1 year 2 months	Location:	SUNCOOK, NH

Home town:	Dublin
Current & past employers:	NH GOP
Education:	Loyola College in Maryland

This borrower member posted the following loan description, which has not been verified:

The loan is being requested to pay off my credit card debt in 3 years and get out from the 26% APR I am currently paying which makes this debt almost impossible to pay off in a fashion that will allow me to begin to start saving.

A credit bureau reported the following information about this borrower member on October 19, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1980	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,772.00	Public Records On File:	0
Revolving Line Utilization:	84.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 358976

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358976	$7,000	12.41%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358976. Member loan 358976 was requested on October 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Tegron	Debt-to-income ratio:	7.88%
Length of employment:	2 years 10 months	Location:	Bedford, TX

Home town:	Waterloo
Current & past employers:	Tegron, Romeo Engineering
Education:	Hawkeye Community College

This borrower member posted the following loan description, which has not been verified:

Loan will be used to pay-off credit cards with high rates. I am a Project Manager/Engineer with a salary over $100k and will have no problem repaying this loan.

A credit bureau reported the following information about this borrower member on October 19, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1983	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	31
Revolving Credit Balance:	$6,410.00	Public Records On File:	0
Revolving Line Utilization:	41.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 359078

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359078	$24,000	12.72%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359078. Member loan 359078 was requested on October 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$15,833 / month
Current employer:	MCKINSEY and COMPANY	Debt-to-income ratio:	5.37%
Length of employment:	10 years	Location:	MIAMI, FL

Home town:	miami
Current & past employers:	MCKINSEY and COMPANY
Education:	NORTHWESTER UNIVERSITY

This borrower member posted the following loan description, which has not been verified:

Hello I'd like to get a credit line of $20,000 to pay my credit cards and close them. Regards, Nelson

A credit bureau reported the following information about this borrower member on October 20, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1990	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	47
Revolving Credit Balance:	$38,585.00	Public Records On File:	0
Revolving Line Utilization:	52.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 359183

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359183	$15,000	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359183. Member loan 359183 was requested on October 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,040 / month
Current employer:	Stanford University	Debt-to-income ratio:	16.01%
Length of employment:	5 years	Location:	MILPITAS, CA

Home town:	Altus
Current & past employers:	Stanford University, Notel Networks
Education:	San Jose City College

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate a couple of credit cards that I currently have into one easy monthly payment. I no longer use the credit cards for any expenses. However, I am finding it difficult to pay the cards down with such high interest rates.

A credit bureau reported the following information about this borrower member on October 21, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1992	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$35,692.00	Public Records On File:	0
Revolving Line Utilization:	40.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 359243

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359243	$6,500	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359243. Member loan 359243 was requested on October 25, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,600 / month
Current employer:	AMERICAN SHEET METAL	Debt-to-income ratio:	2.14%
Length of employment:	32 years	Location:	SANTEE, CA

Home town:	Port Jefferson
Current & past employers:	AMERICAN SHEET METAL
Education:	local154 trade school

This borrower member posted the following loan description, which has not been verified:

home improvement,cabinets ,floors

A credit bureau reported the following information about this borrower member on October 25, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,541.00	Public Records On File:	0
Revolving Line Utilization:	96.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 359392

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359392	$20,000	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359392. Member loan 359392 was requested on October 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,667 / month
Current employer:	Express Consolidation	Debt-to-income ratio:	4.89%
Length of employment:	5 years 10 months	Location:	Delray Beach, FL

Home town:	Mentor
Current & past employers:	Express Consolidation, Cap Gemini America
Education:	Villanova University

This borrower member posted the following loan description, which has not been verified:

I have $40,000 to purchase a $60,000 business. It is an online baby store with excellent Google and Search Engine page rankings. More information is available upon request.

A credit bureau reported the following information about this borrower member on October 21, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1991	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	65
Revolving Credit Balance:	$26,761.00	Public Records On File:	0
Revolving Line Utilization:	47.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 359401

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359401	$6,000	12.41%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359401. Member loan 359401 was requested on October 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	DMS Marketing	Debt-to-income ratio:	17.53%
Length of employment:	2 years 6 months	Location:	San Diego, CA

Home town:	San Francisco
Current & past employers:	DMS Marketing, Homestore
Education:	San Diego State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

I need to buy a decent used car and I would prefer to go through the Lending Club as opposed to my bank.

A credit bureau reported the following information about this borrower member on October 21, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	75
Revolving Credit Balance:	$1,966.00	Public Records On File:	0
Revolving Line Utilization:	93.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 359409

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359409	$6,000	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359409. Member loan 359409 was requested on October 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,708 / month
Current employer:	Victoria's Secret	Debt-to-income ratio:	24.89%
Length of employment:	4 years 2 months	Location:	MINNEAPOLIS, MN

Home town:
Current & past employers:	Victoria's Secret
Education:	U of MN- Duluth

This borrower member posted the following loan description, which has not been verified:

I just moved. I need to buy furniture and pay off money borrowed for initial deposit on my town home. I would also like to pay off two credit cards.

A credit bureau reported the following information about this borrower member on October 22, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	25	Months Since Last Delinquency:	15
Revolving Credit Balance:	$3,139.00	Public Records On File:	0
Revolving Line Utilization:	50.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 359428

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359428	$10,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359428. Member loan 359428 was requested on October 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	n/a	Debt-to-income ratio:	6.48%
Length of employment:	n/a	Location:	Dana Point, CA

Home town:	Wall
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

This loan would be for a 2006 PT Cruiser with only 300 miles on it. There is still a full warranty till Dec. 2009 in effect.

A credit bureau reported the following information about this borrower member on October 21, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,998.00	Public Records On File:	0
Revolving Line Utilization:	18.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 359462

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359462	$6,000	13.36%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359462. Member loan 359462 was requested on October 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,958 / month
Current employer:	Electronic Arts	Debt-to-income ratio:	16.24%
Length of employment:	3 years 3 months	Location:	orlando, FL

Home town:	Darien
Current & past employers:	Electronic Arts
Education:	Full Sail Real World Education

This borrower member posted the following loan description, which has not been verified:

My situation goes like this. I rent a room in a condo right now and the landlord is selling the place since she moved to Wisconson. This is a great opportunity for me to purchase my first property at a great price and do my part in rebuilding the horrid real estate market in FL (and the rest of the US). What I need this loan for is to cover my down payment and closing costs. I have no family or friends that have the spare money so I'm looking for this loan. This opportunity is coming at a relatively bad time for me financially because i just took a 2 week trip to europe and left a good bit of my money over there. But it was a GREAT trip! I am a solid borrower and will not miss a payment. I have steady income and save money but I want to jump on this property a.s.a.p. You will also be helping my landlord who is trying to get rid of this property... so that means you'll be helping 2 people for the price of one! What more could a philanthropist like yourself ask for? Thank you for your consideration.

A credit bureau reported the following information about this borrower member on October 21, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	34
Revolving Credit Balance:	$1,995.00	Public Records On File:	0
Revolving Line Utilization:	30.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 359468

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359468	$14,400	13.67%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359468. Member loan 359468 was requested on October 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Corcoran State Prison	Debt-to-income ratio:	13.01%
Length of employment:	15 years	Location:	fresno, CA

Home town:	Chihuahua
Current & past employers:	Corcoran State Prison, Calif Dept of Corrections
Education:	Fresno City College

This borrower member posted the following loan description, which has not been verified:

This loan will be used to pay off (4) creditors. 3 are credit cards, 1 is a personnal loan. The credit cards payed off, will be closed if funding is approved.

A credit bureau reported the following information about this borrower member on October 21, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,827.00	Public Records On File:	0
Revolving Line Utilization:	43.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 359495

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359495	$10,000	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359495. Member loan 359495 was requested on October 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$6,833 / month
Current employer:	Piczo Inc.	Debt-to-income ratio:	13.79%
Length of employment:	2 years 2 months	Location:	Santa Clara, CA

Home town:	Santa Clara
Current & past employers:	Piczo Inc.
Education:	University of California, Riverside

This borrower member posted the following loan description, which has not been verified:

I need a business loan to finish the last steps before I can launch my company. I am creating covers for the Amazon Kindle. The Kindle is an electronic device for reading books and a lot more. Owners often complain about the cover that comes with the Kindle because it does not hold it securely in place. My covers hold the Kindle in place with a custom plastic case inside a hard cover. Beautiful artwork is printed on the fronts of the cover. My covers simulate a hardcover book. I've paused the preorder site but you can still view a sample: http://www.bookguards.com I ran the preorder site for less than a week and received 37 preorders @ $40 each. 21 people also e-mailed me inquiring more about them so I think they can be sold once the final product is out. This alone makes me believe very strongly in the success of my business. I have done as much as I can prior to needing this loan. The loan will help me complete the critical final steps. I'm very excited about this and spent a lot of time thinking through every step. Here's what I have done so far: I have had a plastic design company develop a final plastic injection mold to reproduce the plastic cases. I thought this was the hardest step and I've got it done already. I also have a printing company on board with me waiting for the parts to start creating the final covers. These parts include the hardcovers, plastic cases, and the artwork. I am in agreement with several artists and companies to reproduce their artwork on the covers. More specifically how the loan will be spent: I will get the plastic injection mold to a plastic manufacturer immediately to start creating the cases. Those cases will be shipped to the printing company where they can start creating the final covers. Once those are made they will be shipped to my fulfillment company and made ready to ship. At that point I can go ahead and relaunch my site and start taking orders again. As you can see I really am at the final steps. With this loan I will be in business hopefully within 30 days. I have great credit. I am definitely capable of paying back this loan. Thank you for taking the time to read this. Hopefully you will believe in me and the success of the company.

A credit bureau reported the following information about this borrower member on October 21, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 359540

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359540	$5,500	10.20%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359540. Member loan 359540 was requested on October 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$3,833 / month
Current employer:	Rushmore Capital Inc	Debt-to-income ratio:	6.03%
Length of employment:	14 years	Location:	RIDGEFIELD PARK, NJ

Home town:
Current & past employers:	Rushmore Capital Inc, N/A
Education:	N/A

This borrower member posted the following loan description, which has not been verified:

I applied for a personal loan to get a few personal things taken care of.

A credit bureau reported the following information about this borrower member on October 22, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1996	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,442.00	Public Records On File:	0
Revolving Line Utilization:	13.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 359543

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359543	$18,000	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359543. Member loan 359543 was requested on October 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,750 / month
Current employer:	City of Southlake	Debt-to-income ratio:	17.43%
Length of employment:	4 years	Location:	Fort Worth, TX

Home town:	DFW
Current & past employers:	City of Southlake, City of Denton
Education:	University of Utah, University of North Texas

This borrower member posted the following loan description, which has not been verified:

Purpose of loan: This loan will be used to pay off current credit card debt obtained during my time at the University of North Texas four years ago pursuing my masters degree, so that I could support my young family at the time. My goal is to be debt-free as quickly as possible. My financial situation: I am a good candidate for this loan because while I am able to currently pay my credit cards, I am not making a big enough dent in the actual balances to really make a difference. Using Lending Club, I will be able to pay these down more quickly. Now that I am in a great job making good money my intention is to pay quite a bit more than the minimum every month. It is unlikely it will take me the full balance of time to pay off this loan. I am currently working in local government where I make a decent income for someone my age and I would like to take advantage of this opportunity to pay off the debt I incurred while trying to reach this professional goal. I have no accounts delinquent and have never fell into the red with any of my creditors. I know I would make an excellent investment for LendingClub Investors. Below are the balances of my current cards. I would like to note that all of this debt was on one card a two years ago, but I transferred it to many no-interest/low-interest cards to try and put a bigger dent in the balance. Now many of the promotional APR offers have expired on those cards and the rates have gone way up. 1. Bank of America American Express - $8,272 @ 10% 2. Chase Visa - $2,550 @ 19% 3. Chase Mastercard - $6,300 @ 13% 4. Discover Card - $6,075 @ 15% 5. Citi Bank - $1,237 @ 19% 6. REI Visa - $500 @ 19% Please let me know if you have any other questions.

A credit bureau reported the following information about this borrower member on October 22, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,046.00	Public Records On File:	0
Revolving Line Utilization:	41.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 359544

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359544	$8,500	10.20%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359544. Member loan 359544 was requested on October 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	ACE Dental Software	Debt-to-income ratio:	9.15%
Length of employment:	12 years	Location:	MARIETTA, GA

Home town:	Blue Ridge
Current & past employers:	ACE Dental Software, Towne and Country Furniture
Education:	Cleveland State Community College

This borrower member posted the following loan description, which has not been verified:

Consolidating debt is what this loan is being used for. Those debts are: Personal Training School Training Certifications Vehicle repairs Tires Dental Work I have perfect credit and will always do what necessary to keep it that way. It's the way I was raised. You pay the debts you owe. Consolidating my debt will allow me to focus on making additional income through my training, instead of worrying about making multiple payments. I have perfect credit for a reason and I thank you for your investment in me!

A credit bureau reported the following information about this borrower member on October 23, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,725.00	Public Records On File:	0
Revolving Line Utilization:	43.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 359571

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359571	$22,000	19.36%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359571. Member loan 359571 was requested on October 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Sliced Bread	Debt-to-income ratio:	22.33%
Length of employment:	3 years	Location:	buffalo, NY

Home town:	Silver Creek
Current & past employers:	Sliced Bread, Citigroup, US Army, Maywalt Realty
Education:	Houghton College, Indiana Wesleyan University, silver creek central school

This borrower member posted the following loan description, which has not been verified:

I already have a decent sized business going (I sold $600,000 worth of DVD's last year), but am always looking for more financing as the more money I have to purchase inventory with the more I can make in any given year. I have been a powerseller on eBay for over 2 years at this point (my eBay name is AuroraLove5, and my Amazon name is bkp3725). I have never been late on a single payment, and aside from having a steady home based business I work at Citigroup in NY making a good chunk of change there too in case DVD's slow down (just got out of the army and I am thrilled to be back in the states). My credit card debt level fluctuates DRAMATICALLY from month to month (I only buy when things are on sale, and I pay everything off as soon as they sell - always within 3 months), which makes conventional financing hard, which is why this seems to be the best solution for me. If you have any questions please feel free to email me at RogerFarney@Hotmail.com. Thank you for your consideration. Roger Farney (By the way, my wife's loan is actually on the front page of lendingclub.com towards the bottom, we are current on that loan, and looking to expand further in case you were wondering) http://members.ebay.com/ws/eBayISAPI.dll?ViewUserPage&userid=auroralove5 (eBay about me page, you can browse my auctions from there as well)

A credit bureau reported the following information about this borrower member on October 22, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	26	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	48	Months Since Last Delinquency:	2
Revolving Credit Balance:	$22,341.00	Public Records On File:	0
Revolving Line Utilization:	30.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 359583

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359583	$9,000	10.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359583. Member loan 359583 was requested on October 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,333 / month
Current employer:	metropolitan museum of art	Debt-to-income ratio:	21.38%
Length of employment:	6 years 5 months	Location:	Forest Hills, NY

Home town:	bucharest
Current & past employers:	metropolitan museum of art, sculpture house casting
Education:	CUNY Hunter College

This borrower member posted the following loan description, which has not been verified:

In august my daughter got married: she moved out I'm a widower so I decided I do not need such a big house so I put it up for sale except every would be buyer complains about the bathroom which although nice, clean and useful could use a face-lift...

A credit bureau reported the following information about this borrower member on October 22, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1988	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$50,649.00	Public Records On File:	0
Revolving Line Utilization:	66.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 359589

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359589	$11,500	10.20%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359589. Member loan 359589 was requested on October 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Equity Gas	Debt-to-income ratio:	1.24%
Length of employment:	16 years 5 months	Location:	Houston, TX

Home town:	Houston
Current & past employers:	Equity Gas
Education:	University of Houston

This borrower member posted the following loan description, which has not been verified:

This loan will be used to payoff American Express for charges that were related to medical and dental expenses. I had called American Express to approve these charges for Flex Pay (monthly payoff) and the approval was given. For some reason, American Express did not transfer charges as requested and before I realized the mistake sixty days had passed. At this point, American Express requested the full amount. They did have conversations on file but refused to budge so I need to pay the balance off. I have always had good credit and have been proud of this. I want to maintain this status.

A credit bureau reported the following information about this borrower member on October 22, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1981	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,538.00	Public Records On File:	0
Revolving Line Utilization:	63.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 359597

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359597	$20,000	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359597. Member loan 359597 was requested on October 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,600 / month
Current employer:	SoTec Communication	Debt-to-income ratio:	11.57%
Length of employment:	2 years	Location:	LA FERIA, TX

Home town:	Brownsville
Current & past employers:	SoTec Communication, Asurion, Best Buy Co. Inc.
Education:	The University of Texas at Brownsville, Texas Bible College, Texas A & M University at Kingsville

This borrower member posted the following loan description, which has not been verified:

Starting a VOIP telecommunication company

A credit bureau reported the following information about this borrower member on October 24, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	25
Revolving Credit Balance:	$13,231.00	Public Records On File:	0
Revolving Line Utilization:	19.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 359600

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359600	$15,000	12.41%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359600. Member loan 359600 was requested on October 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$29,167 / month
Current employer:	Fluid Surf II, Inc	Debt-to-income ratio:	5.86%
Length of employment:	1 year 3 months	Location:	San Clemente, CA

Home town:	San Clemente
Current & past employers:	Fluid Surf II, Inc
Education:	Humboldt State University, ITT Technical Institute

This borrower member posted the following loan description, which has not been verified:

We are a small surf shop in San Clemente, Ca fortunate enough to be the only option in an exclusive community. The shop has successfully been in existence for over 6 years, and my wife and I have owned it for over 1 year and 3 months. We would like to obtain a loan to expand the products that we offer to our customers, and to cover certain working expenses until our busy holiday season.

A credit bureau reported the following information about this borrower member on October 22, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2002	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,073.00	Public Records On File:	0
Revolving Line Utilization:	72.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 359672

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359672	$10,000	10.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359672. Member loan 359672 was requested on October 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,250 / month
Current employer:	Mass Eye and Ear Infirmary	Debt-to-income ratio:	22.63%
Length of employment:	18 years	Location:	BUZZARDS BAY, MA

Home town:	boston
Current & past employers:	Mass Eye and Ear Infirmary
Education:

This borrower member posted the following loan description, which has not been verified:

eliminate several credit cards at high interest rates

A credit bureau reported the following information about this borrower member on October 23, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1990	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,655.00	Public Records On File:	0
Revolving Line Utilization:	44.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 359689

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359689	$10,000	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359689. Member loan 359689 was requested on October 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Triton College	Debt-to-income ratio:	19.30%
Length of employment:	2 years 2 months	Location:	Franklin Park, IL

Home town:
Current & past employers:	Triton College
Education:

This borrower member posted the following loan description, which has not been verified:

The loan will be used to consolidate some low amount credit card loans to make it one payment.

A credit bureau reported the following information about this borrower member on October 22, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,680.00	Public Records On File:	1
Revolving Line Utilization:	25.20%	Months Since Last Record:	97
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 359696

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359696	$6,000	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359696. Member loan 359696 was requested on October 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$20,000 / month
Current employer:	Fortis Bank	Debt-to-income ratio:	3.64%
Length of employment:	2 years 3 months	Location:	Long Island City, NY

Home town:	Rochester Hills
Current & past employers:	Fortis Bank, JPMorgan Chase & Co.
Education:	Western Michigan University

This borrower member posted the following loan description, which has not been verified:

I have a very close friend who is going through a divorce (married 2 years - just informed me as I stood up in his wedding) and is unable to access majority of his assets under his circumstance. He also does not have the funds available to get what he needs done properly. He cannot and would not like to put his name or take out any loans on paper during this period of time for several reasons. I am a banker in NYC and its getting close to the end of the year. I would like to / and need to help him, however as it nears the end of each year free cash flow runs tight and credit card balances add up. I will be receiving my YE'2008 bonus within the next 3 months at which point I will be able to repay all credit cards and other debts. He cannot wait for my help until then. I am hoping that this will get funded quickly and I can then lend the money to him under which he will pay myself back under our own agreement as I will have the ability to repay this much easier and sooner. My credit at this time of the year goes down only due to increased debt balances of which get 100% repaid in full at the beginning of every year (for the past 5 years) at which point credit score is restored. My salary and bonus are roughly 50/50% of my income. Even under the circumstances of today's financial market, our team has done extremely well and there is no reason this year will be different than any of the previous years. I figure I could of made up another reason for needing the money, however this is the honest truth and I would like to be able to help him as soon as possible. If I needed to post some collateral -- I could (maybe a watch) Thanks much.

A credit bureau reported the following information about this borrower member on October 22, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$58,753.00	Public Records On File:	0
Revolving Line Utilization:	94.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 359706

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359706	$24,000	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359706. Member loan 359706 was requested on October 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	Global Basecamps	Debt-to-income ratio:	21.69%
Length of employment:	2 years 6 months	Location:	Encinitas, CA

Home town:
Current & past employers:	Global Basecamps, Pacific Gas & Electric
Education:	University of Virginia (UVA) - Masters of Science, University of Delaware - Bachelor of Science

This borrower member posted the following loan description, which has not been verified:

Purpose of loan: This loan will be used to design and develop a new website and marketing campaign for a new product line for a small travel business. My financial situation: I am a good candidate for this loan because I am currently an owner in a travel company which has a proven sales history and has established ourselves in a very rapidly growing travel niche. We are looking to expand our business through the development of a new website and marketing strategy. Since we have been reinvesting all profits back into the company I currently do not have the capital at hand to launch this new site, which is why I am looking to the Lending Club community to help!

A credit bureau reported the following information about this borrower member on October 22, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,462.00	Public Records On File:	0
Revolving Line Utilization:	40.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 359707

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359707	$25,000	18.09%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359707. Member loan 359707 was requested on October 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,217 / month
Current employer:	Self Employed	Debt-to-income ratio:	24.52%
Length of employment:	1 year	Location:	Manchester, MI

Home town:	Ann Arbor
Current & past employers:	Self Employed
Education:	Dallas Community College

This borrower member posted the following loan description, which has not been verified:

This loan will be used to pay off the balance of a note due to the seller of well collateralized buisness. Monies will go directly to the note holder.

A credit bureau reported the following information about this borrower member on October 22, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1991	Delinquent Amount:	$0.00
Open Credit Lines:	27	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$145,032.00	Public Records On File:	0
Revolving Line Utilization:	83.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 359708

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359708	$9,925	12.09%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359708. Member loan 359708 was requested on October 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,792 / month
Current employer:	GTSI	Debt-to-income ratio:	12.92%
Length of employment:	3 years	Location:	Fairfax, VA

Home town:	India
Current & past employers:	GTSI, UNIMIND Software Solutions Inc
Education:	University of Memphis

This borrower member posted the following loan description, which has not been verified:

Hi, This is my first loan through Lending Club. I am buying a land as a Investment and it is coming at a bargain price. I need some 10,000 dollars more for immediate downpayment. My Monthly salary after taxes is 5200 along with my wife earning 3300. So I will pay back the loan in 2/3 months. Frankly most of my money is struck in the Stock Markets.

A credit bureau reported the following information about this borrower member on October 22, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,845.00	Public Records On File:	0
Revolving Line Utilization:	80.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 359716

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359716	$15,000	14.62%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359716. Member loan 359716 was requested on October 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,000 / month
Current employer:	American Contract Mfg	Debt-to-income ratio:	11.56%
Length of employment:	14 years	Location:	CAMARILLO, CA

Home town:	Canoga Park
Current & past employers:	American Contract Mfg, Saco MFG Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

I am interested funding to purchase some inventory and equipment for a internet business I have been working on and selling some products over the last 2 years. It has been a second source of income for me.

A credit bureau reported the following information about this borrower member on October 23, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	23	Months Since Last Delinquency:	12
Revolving Credit Balance:	$13,706.00	Public Records On File:	0
Revolving Line Utilization:	45.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 359736

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359736	$16,000	13.36%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359736. Member loan 359736 was requested on October 25, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,250 / month
Current employer:	RHD INC	Debt-to-income ratio:	16.69%
Length of employment:	2 years 8 months	Location:	PHILADELPHIA, PA

Home town:	Philadelphia
Current & past employers:	RHD INC, Compucom Systems Inc
Education:	Penn State

This borrower member posted the following loan description, which has not been verified:

Looking to Consolidate All credit card debt.. Never late on any payments for the past 10+ years. Just want to write one check instead of 10.

A credit bureau reported the following information about this borrower member on October 25, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,516.00	Public Records On File:	0
Revolving Line Utilization:	68.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 359757

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359757	$20,000	15.57%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359757. Member loan 359757 was requested on October 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,083 / month
Current employer:	Stanley Associates	Debt-to-income ratio:	12.39%
Length of employment:	2 years 5 months	Location:	Clinton, MD

Home town:	Washington
Current & past employers:	Stanley Associates, HMSHost
Education:

This borrower member posted the following loan description, which has not been verified:

Purpose of loan: This loan will be used as capital towards the purchase of an Edible Arrangements franchise. I have already done all the research on the franchise and it offers an excellent product and terrific franchisee support. Their growth has been exponential over the last four (4) years. To date, none of the franchises have ceased operations. Edible Arrangements has availability to develop a store in Washington, DC or McLean, VA. I am in line for either of the stores, if I can provide proof of $50,000 capital. I have $30,000 of my own funds and need another $20,000 so I can move forward. My financial situation: I am a good candidate for this loan because I am committed to (paying) my obligations. I have always held steady employment. I do not have experience in this particular industry, which is why I chose to move forward with a franchise for that added expertise and support. I have eight years of HR experience, and my daughter, which will manage the day-to-day operations of the Edible Arrangements store, has HR experience and a degree in Business Administration. I will keep my full-time day job. That way I can keep a steady flow of income coming in.

A credit bureau reported the following information about this borrower member on October 23, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	38	Months Since Last Delinquency:	15
Revolving Credit Balance:	$13,335.00	Public Records On File:	0
Revolving Line Utilization:	39.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 359773

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359773	$3,000	16.20%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359773. Member loan 359773 was requested on October 27, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,667 / month
Current employer:	Woodlane Residential Inc.	Debt-to-income ratio:	22.62%
Length of employment:	5 years 8 months	Location:	Bowling Green, OH

Home town:	Baltimore
Current & past employers:	Woodlane Residential Inc., Grounds For Thought, Speedway SuperAmerica
Education:	Bowling Green State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

I am requesting this loan to assist me in deferring the costs of moving from Toledo, Ohio to San Francisco, California.

A credit bureau reported the following information about this borrower member on October 23, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	40
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 359786

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359786	$5,000	10.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359786. Member loan 359786 was requested on October 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,751 / month
Current employer:	Partners Healthcare	Debt-to-income ratio:	2.40%
Length of employment:	1 year 2 months	Location:	BOSTON, MA

Home town:	Royal Oak
Current & past employers:	Partners Healthcare, Mass General Hospital
Education:	Pennsylvania State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

Looking to consolidate debt into one payment.

A credit bureau reported the following information about this borrower member on October 15, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,411.00	Public Records On File:	0
Revolving Line Utilization:	35.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 359789

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359789	$12,000	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359789. Member loan 359789 was requested on October 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,250 / month
Current employer:	UPS-SCS	Debt-to-income ratio:	18.22%
Length of employment:	12 years	Location:	CHARLTON, MA

Home town:
Current & past employers:	UPS-SCS, Marriott
Education:	Quinsigamond Community College

This borrower member posted the following loan description, which has not been verified:

I am looking for a loan to pay off all my credit card debt and just have one monthly payment every month at a lower interest rate then credit card companys. I plan to pay off ALL outstanding debt

A credit bureau reported the following information about this borrower member on October 28, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,100.00	Public Records On File:	0
Revolving Line Utilization:	39.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 359868

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359868	$3,500	10.20%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359868. Member loan 359868 was requested on October 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	n/a	Debt-to-income ratio:	15.40%
Length of employment:	n/a	Location:	ELMONT, NY

Home town:
Current & past employers:
Education:	Yale University

This borrower member posted the following loan description, which has not been verified:

I am currently in grad school, with a four year old child. I am trying to move into a better apartment, closer to friends in the area to make it easier for me to finish school and have help with child care. The apartment I found is perfect for us, in a much safer neighborhood, with a park and close to everything we need in walking distance. I need help covering the cost of moving and paying the extra security deposit being required by the owner. Right now, my income is from scholarships and financial aid, plus my part-time and summer employment. It's hard to come up with the lump-sum moving cost when I can't get a financial aid adjustment at school or work enough additional hours in one month. Spreading the payment out over time is the only way I can make it work...Thank you for considering helping us make the move.

A credit bureau reported the following information about this borrower member on October 28, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1996	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	81
Revolving Credit Balance:	$24,856.00	Public Records On File:	0
Revolving Line Utilization:	75.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 359899

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359899	$18,250	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359899. Member loan 359899 was requested on October 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	fleet	Debt-to-income ratio:	21.92%
Length of employment:	2 years	Location:	NEW CASTLE, DE

Home town:	columbus
Current & past employers:	fleet, wal-mart distribution center, jb hunt and air products
Education:	del tech community college

This borrower member posted the following loan description, which has not been verified:

I would like to used the money to help fix up the home that I live with my mother. Things like a new roof, windows, and rear door.

A credit bureau reported the following information about this borrower member on October 26, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,042.00	Public Records On File:	0
Revolving Line Utilization:	16.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 359903

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359903	$15,000	10.20%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359903. Member loan 359903 was requested on October 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	n/a	Debt-to-income ratio:	7.93%
Length of employment:	n/a	Location:	Tarzana, CA

Home town:
Current & past employers:
Education:	University of California-Los Angeles (UCLA)

This borrower member posted the following loan description, which has not been verified:

Hi, I am requesting this loan to refinance my business loan at a lower rate. I have been in business for more then 7 yrs and have excellent personal and business credit. I have never had a default and most likely the loan will be paid off in few months since i am expecting to get a good share of my investment into different business when its sold in few months. Thanks

A credit bureau reported the following information about this borrower member on October 23, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$86,429.00	Public Records On File:	0
Revolving Line Utilization:	37.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 359905

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359905	$15,000	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359905. Member loan 359905 was requested on October 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$13,333 / month
Current employer:	Paul, Hastings, Janofsky & Walker LLP	Debt-to-income ratio:	12.61%
Length of employment:	8 months	Location:	Los Angeles, CA

Home town:	Glendale
Current & past employers:	Paul, Hastings, Janofsky & Walker LLP
Education:	Harvard Law School, Yale University

This borrower member posted the following loan description, which has not been verified:

My dad doesn't have health insurance and needs to pay for cataract surgery next month. He has no savings and so I'm going to pay for his surgery. Also, I recently learned that I need at least 2-3 root canals (ouch), in addition to several fillings. I'll be using any leftover to pay down a credit card at 19%. Last year, to help my sister out, I transferred all of her credit debt onto my credit cards (via 0% BT offers). This is why my credit score isn't better. I have been very focused and committed to paying down my debt obligations; I live simply; and my job is secure. Thanks everyone!

A credit bureau reported the following information about this borrower member on October 23, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,055.00	Public Records On File:	0
Revolving Line Utilization:	72.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 359906

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359906	$4,000	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359906. Member loan 359906 was requested on October 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,750 / month
Current employer:	DolGenCorp,Inc	Debt-to-income ratio:	12.80%
Length of employment:	3 years 2 months	Location:	Chester, MD

Home town:	Chester
Current & past employers:	DolGenCorp,Inc
Education:	Anne Arundel Community College, Ashworth University, Vermont College of Norwich Unversity

This borrower member posted the following loan description, which has not been verified:

In July 2007, my brother was murdered. For months after, I kept remembering something he said to me "complete your dreams". Three months later I enrolled in college and was able to complete the last two years of school in 15 months. I am graduating in December with a 3.87 GPA (BA Psychology). Recently I was accepted to a college in Washington D.C. one of the few that are recognized by the APA - My dream is to complete my Master's in Psychology in a year and continue on for my Psy.D. I want to become a license Psychologist. I have been paying off credit cards, I was canceling them, but was told not to, becase this could lower my credit score. So now I pay them off and cut them up. I will also use this loan to cover expenses, not paid for by financial aid and scholarships. Having all my bills consolidated into one monthly payment will help me pay them off faster and allow me to add to my savings for school. Expenses are: $600 mortgage (my brother left me his house) utilities/gas/ electric $400.00 - CC $100.00 ( I apply more than minimum due). I due have a small savings, and a 401 K - I do take my financial obligations seriously and make sure that all are paid before due. I make 33,000 a year plus bonuses. Thank you in advance for looking at this. Any help given will be very appreciated.

A credit bureau reported the following information about this borrower member on October 23, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1986	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	23	Months Since Last Delinquency:	12
Revolving Credit Balance:	$6,793.00	Public Records On File:	0
Revolving Line Utilization:	31.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 359970

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359970	$20,000	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359970. Member loan 359970 was requested on October 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$16,958 / month
Current employer:	Thomson Reuters	Debt-to-income ratio:	7.02%
Length of employment:	8 years 11 months	Location:	Wenonah, NJ

Home town:
Current & past employers:	Thomson Reuters, Comcast Corp., RadPharm, Inc, Brandywine Technology Consulting
Education:	Gloucester County College, Camden County College, University of Phoenix

This borrower member posted the following loan description, which has not been verified:

Hi, I am seeking a loan to payoff the outstanding balance of a 401k loan through my company. This loan was used to purchase our property and consolidate debt. I didn't realize it at the time, but I am not allowed to make advanced, partial payments to this loan; my only repayment options are to continue paying the monthly amount for the remainder of the term, or make a single payment for the outstanding balance. Had I know ahead of time, I would never have considered accepting the loan. As I have been making payments on this loan for over a year now, and the original term is 5 years, my balance has been reduced significantly. With a $20,000 loan at the same rate I'm paying now, I would be able to pay off the remaining balance and my loan payment would be reduced by almost half. Please note that I will only consider offers for loans which allow advanced payments. My income is rather significant, and, as I alluded to above, my plan was always to make advanced payments to the original loan. The LendingClub system only allows me to enter one current employer; I am currently work for both ThomsonReuters and for Comcast. I can provide paystubs to assist in income verification. I hope you will consider my request and view it in light of my income and the fact that the new payment amount would be much less than what I am currently paying. Thanks for your consideration. Sincerely, Michael Wilson

A credit bureau reported the following information about this borrower member on October 24, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	32
Revolving Credit Balance:	$61,977.00	Public Records On File:	0
Revolving Line Utilization:	59.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 359972

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359972	$18,200	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359972. Member loan 359972 was requested on October 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	Rabobank N A	Debt-to-income ratio:	20.46%
Length of employment:	16 years	Location:	BAKERSFIELD, CA

Home town:	Bakersfield
Current & past employers:	Rabobank N A, Wendys
Education:	University of Phoenix

This borrower member posted the following loan description, which has not been verified:

The money will be used to pay off credit card and personal loan debts. I have just finished school and received a promotion. The interest rates have become quite high.

A credit bureau reported the following information about this borrower member on October 24, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,437.00	Public Records On File:	0
Revolving Line Utilization:	41.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 359981

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359981	$7,900	10.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359981. Member loan 359981 was requested on October 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,260 / month
Current employer:	Acquity Group	Debt-to-income ratio:	3.70%
Length of employment:	3 years 2 months	Location:	lenexa, KS

Home town:	Lee Summit
Current & past employers:	Acquity Group
Education:	Kansas State University

This borrower member posted the following loan description, which has not been verified:

We as a family have been working very hard to pay off the high interest credit card debts and we are now down to 1 big credit card at a high interest rate that we would like to convert to a lower percentage to pay it off quicker. We are a family of 4, Me, my spouse, 1 little girl and 1 little boy. We pay all of our bills on time and hence we feel this site is a good place for us to get help to pay off our debt sooner.

A credit bureau reported the following information about this borrower member on October 24, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	28	Months Since Last Delinquency:	15
Revolving Credit Balance:	$18,043.00	Public Records On File:	0
Revolving Line Utilization:	51.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 359997

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359997	$9,000	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359997. Member loan 359997 was requested on October 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Homemaker	Debt-to-income ratio:	7.70%
Length of employment:	n/a	Location:	Suwanee, GA

Home town:
Current & past employers:	Homemaker
Education:

This borrower member posted the following loan description, which has not been verified:

I'd like to help my son out. He couldn't get his education covered for this upcoming third year of his pre-med education. He shadows a surgeon when he isn't in school, so he doesn't work. This loan will go towards his education, books and transportation.

A credit bureau reported the following information about this borrower member on October 24, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1984	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 360016

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360016	$24,000	17.15%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360016. Member loan 360016 was requested on October 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$18,483 / month
Current employer:	Macquarie Holdings	Debt-to-income ratio:	12.70%
Length of employment:	5 years	Location:	KISSIMMEE, FL

Home town:	Frederick
Current & past employers:	Macquarie Holdings
Education:	Liberty University

This borrower member posted the following loan description, which has not been verified:

Purpose of loan: The purpose of this loan is to pay off my credit card debt. My financial situation: I am a worthy borrower with good credit rating (712), income level, and payment history. I have been employed with the same company for 5 years and my salary is $170,000 annually, not including bonuses. Additionally, I have $2,400 in rental income from an investment property. I had a Prosper loan in December 2006 that I paid off in 14 months. Thank you in advance for your assistance in helping me comsolidate some debt and cancel some credit cards.

A credit bureau reported the following information about this borrower member on October 24, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40,099.00	Public Records On File:	0
Revolving Line Utilization:	52.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 360022

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360022	$10,000	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360022. Member loan 360022 was requested on October 27, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,833 / month
Current employer:	covad communications	Debt-to-income ratio:	7.85%
Length of employment:	15 years 6 months	Location:	SAN DIEGO, CA

Home town:	Hempstead
Current & past employers:	covad communications, SBC Communications
Education:	Nassau Community College

This borrower member posted the following loan description, which has not been verified:

to pay off bills and CC debt.

A credit bureau reported the following information about this borrower member on October 27, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	25
Revolving Credit Balance:	$17,465.00	Public Records On File:	0
Revolving Line Utilization:	95.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 360027

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360027	$9,600	13.67%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360027. Member loan 360027 was requested on October 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,319 / month
Current employer:	United States Army	Debt-to-income ratio:	13.97%
Length of employment:	5 years 9 months	Location:	Federal Way, WA

Home town:	St. Louis
Current & past employers:	United States Army, 1st Special Forces Group, Fort Lewis, WA
Education:	Central Missouri State University

This borrower member posted the following loan description, which has not been verified:

Seeking financing for a business registration and licensing. I'm a commodities trader. I own a Limited Liability Company in the state of Washington, through which I trade commodities (mainly foreign currency exchange). I'm working toward becoming a Commodity Trading Advisor, requiring registration with the federal regulatory bodies of the CFTC and NFA. This is will allow me to trade clients accounts at our brokerage. Additionally, I'll need to construct a website to manage client profiles and registration with my business. Becoming an advisor wasn't something I was interested in when I got started trading, but I've been encouraged by my friends and family who are interested in the opportunity to invest with me.

A credit bureau reported the following information about this borrower member on October 24, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	46
Revolving Credit Balance:	$9,375.00	Public Records On File:	0
Revolving Line Utilization:	93.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360080

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360080	$8,000	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360080. Member loan 360080 was requested on October 25, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Celtic Marketing	Debt-to-income ratio:	6.93%
Length of employment:	2 months	Location:	HOPKINS, MN

Home town:	Toledo
Current & past employers:	Celtic Marketing, KemperSports Management, Bruno Event Team
Education:	Miami University

This borrower member posted the following loan description, which has not been verified:

Looking to consolidate credit card debt that I accumulated after some life changing events.

A credit bureau reported the following information about this borrower member on October 25, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1989	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	11	Months Since Last Delinquency:	18
Revolving Credit Balance:	$26,610.00	Public Records On File:	0
Revolving Line Utilization:	65.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 360152

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360152	$8,000	10.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360152. Member loan 360152 was requested on October 27, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	scott peraria builders	Debt-to-income ratio:	23.46%
Length of employment:	8 years 10 months	Location:	barnegat, NJ

Home town:	Toms River
Current & past employers:	scott peraria builders
Education:	Ocean County College

This borrower member posted the following loan description, which has not been verified:

looking for loan to consolidate credit card,medical loan,homedepot card,and rest of truck loan for around 6%

A credit bureau reported the following information about this borrower member on October 25, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$44,282.00	Public Records On File:	0
Revolving Line Utilization:	61.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 360163

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360163	$7,500	12.41%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360163. Member loan 360163 was requested on October 25, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	Toolpro	Debt-to-income ratio:	1.14%
Length of employment:	21 years 10 months	Location:	los banos, CA

Home town:	los banos
Current & past employers:	Toolpro, Woods Fruit company
Education:	Stanilaus state school

This borrower member posted the following loan description, which has not been verified:

Business loan for our tool business.

A credit bureau reported the following information about this borrower member on October 25, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,999.00	Public Records On File:	0
Revolving Line Utilization:	25.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 360198

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360198	$10,000	14.93%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360198. Member loan 360198 was requested on October 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Self-employed	Debt-to-income ratio:	20.58%
Length of employment:	1 year 2 months	Location:	Maple Shade, NJ

Home town:	Maple Shade
Current & past employers:	Self-employed, Kuk Enterprises, LLC/DBA LaCucina at The Bellevue
Education:	Drexel University

This borrower member posted the following loan description, which has not been verified:

Working capital to grow current business. Looking to add breakfast to current menu to increase revenue.

A credit bureau reported the following information about this borrower member on October 26, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1990	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$56,189.00	Public Records On File:	0
Revolving Line Utilization:	89.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360211

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360211	$25,000	13.99%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360211. Member loan 360211 was requested on October 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Birch Mountain	Debt-to-income ratio:	14.76%
Length of employment:	30 years 6 months	Location:	Thurman, NY

Home town:	Milwaukee
Current & past employers:	Birch Mountain, Jo JO's Restaurants, Inc
Education:	Palmer College/ Scott CC

This borrower member posted the following loan description, which has not been verified:

I own and operate a 230 acre retreat center in the Adirondack Park in upstate NY. I have developed an energy medicine program (The HEAL Process) which has been very successful in helping many people heal all kinds of health issues. Several years ago I became aware of an energy device that is demonstrating great promise in aiding the healing of the physical body. My clients have been experimenting with it and achieving excellent results. The seller has hundreds of testimonials claiming that the device has cured the user?s cancer and other health issues. The owner of the device is now in his mid 80's and wants to sell his business to me. He has many people wanting to buy him out and offering large amounts of money, yet he chose me. He loves my dedication and healing work and is more interested in making sure that the device is passed onto the right person than receiving more money. I recently incorporated a not-for-profit company---Meta-Energy Medicine and have a contract to purchase with the seller giving me until December 12th to close the deal---I need to raise $25,000.

A credit bureau reported the following information about this borrower member on October 26, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$60,446.00	Public Records On File:	0
Revolving Line Utilization:	62.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 360230

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360230	$7,800	12.41%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360230. Member loan 360230 was requested on October 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,750 / month
Current employer:	Inland Real Estate Group Inc.	Debt-to-income ratio:	11.50%
Length of employment:	34 years	Location:	Wheaton, IL

Home town:	Chicago
Current & past employers:	Inland Real Estate Group Inc., National Foods store
Education:

This borrower member posted the following loan description, which has not been verified:

To purchase 30 hours of real estate investment education which includes for free a second student (partner). This college is taught by successfully proven real estate investors that have succeeded in very specific categories of real estate investment.

A credit bureau reported the following information about this borrower member on October 26, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,081.00	Public Records On File:	1
Revolving Line Utilization:	87.80%	Months Since Last Record:	77
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 360242

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360242	$17,275	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360242. Member loan 360242 was requested on October 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,625 / month
Current employer:	Fox Hill Country Club	Debt-to-income ratio:	21.63%
Length of employment:	8 years	Location:	PITTSTON, PA

Home town:	Scranton
Current & past employers:	Fox Hill Country Club, Glen Oak Country Club
Education:	LCCC

This borrower member posted the following loan description, which has not been verified:

The loan would be used to consolidate credit card debt and have one fixed payment per month instead of four

A credit bureau reported the following information about this borrower member on October 26, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,979.00	Public Records On File:	0
Revolving Line Utilization:	50.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360253

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360253	$10,000	9.07%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360253. Member loan 360253 was requested on October 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	Timken Co.	Debt-to-income ratio:	4.32%
Length of employment:	72 years	Location:	CANTON, OH

Home town:	Dover
Current & past employers:	Timken Co.
Education:	Kent State University - Tuscarawas Campus

This borrower member posted the following loan description, which has not been verified:

Need to consolidate 2 cards into one payment.

A credit bureau reported the following information about this borrower member on October 26, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	31
Revolving Credit Balance:	$49,421.00	Public Records On File:	0
Revolving Line Utilization:	2.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 360268

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360268	$20,000	15.57%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360268. Member loan 360268 was requested on October 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,042 / month
Current employer:	La Casa de Don Pedro	Debt-to-income ratio:	2.72%
Length of employment:	10 years 5 months	Location:	newark, NJ

Home town:	guayama
Current & past employers:	La Casa de Don Pedro, Branch Brook School
Education:	Montclair Atate University

This borrower member posted the following loan description, which has not been verified:

I would like to have a loan to consolidate and give a down payment towards a property

A credit bureau reported the following information about this borrower member on October 26, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	35
Revolving Credit Balance:	$3,273.00	Public Records On File:	0
Revolving Line Utilization:	69.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 360283

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360283	$14,400	10.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360283. Member loan 360283 was requested on October 27, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	US Army	Debt-to-income ratio:	7.82%
Length of employment:	8 years	Location:	COLORADO SPRINGS, CO

Home town:
Current & past employers:	US Army
Education:

This borrower member posted the following loan description, which has not been verified:

Consolidation of various credit cards and loans

A credit bureau reported the following information about this borrower member on October 27, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	39
Revolving Credit Balance:	$5,911.00	Public Records On File:	0
Revolving Line Utilization:	20.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 360316

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360316	$10,000	10.20%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360316. Member loan 360316 was requested on October 27, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Vie Restaurant	Debt-to-income ratio:	13.08%
Length of employment:	6 years	Location:	CHICAGO, IL

Home town:	Seoul
Current & past employers:	Vie Restaurant
Education:	Cal State Fullerton

This borrower member posted the following loan description, which has not been verified:

Want to consolidate debt

A credit bureau reported the following information about this borrower member on October 27, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,013.00	Public Records On File:	0
Revolving Line Utilization:	51.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 360324

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360324	$1,800	10.20%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360324. Member loan 360324 was requested on October 27, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,500 / month
Current employer:	battaglia dist	Debt-to-income ratio:	11.09%
Length of employment:	11 years	Location:	saukvillage, IL

Home town:	Chicago Heights
Current & past employers:	battaglia dist
Education:	2 years of college

This borrower member posted the following loan description, which has not been verified:

I WANT TO REPLACE MY TILE ON MY 2ND BATHROOM

A credit bureau reported the following information about this borrower member on October 27, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	49
Revolving Credit Balance:	$3,628.00	Public Records On File:	0
Revolving Line Utilization:	26.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 360327

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360327	$20,000	13.36%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360327. Member loan 360327 was requested on October 27, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,917 / month
Current employer:	Tighe Patton Armstrong Teasdale	Debt-to-income ratio:	15.16%
Length of employment:	8 years 2 months	Location:	Falls Church, VA

Home town:	Bogota
Current & past employers:	Tighe Patton Armstrong Teasdale
Education:	University of Chicago, University of Michigan Law School

This borrower member posted the following loan description, which has not been verified:

I have been offered a partnership in my downtown Washington, D.C. law firm, but there is a hitch. My firm is very entrepreneurial and part of its culture is that partners are not paid a salary. In essence, partners in my firm are paid on a commission basis based on the amount work they do and the amount of business they bring in. Because partners do not get paid until our clients pay their bills, a new partner must wait at least two months before seeing his/her first check. Per industry standard practices, the first month of work will not be billed until the beginning of the next month and clients have 30 days (i.e., the beginning of the following month) to pay their bills. Thus, work done in November is not billed until the beginning of December and is not paid until the beginning of January. As a result, my next paycheck will not be until next January. My wife and I are seeking to adopt from a foreign country, which is a long and expensive process. (It usually takes a few years and costs $20,000 or more per adoptive child.) As result, we have not been able to save as we would like and we are facing a few more expenses in the next few months. Although we have already spent most of what we need to complete the adoption, there will be a some expenses (such as international plane tickets and hotel expenses to bring our child home) to pay when the time comes. My current income is about $132,000 per year. Because of marketing and other advantages that law partners have over non-partners (i.e., clients are more comfortable doing business with and paying higher rates for partners), I expect my annual income to increase to at least $165,000 per year once I make partner. I need a loan now, however, to secure the income I will need over the next few months and to give me some time to build my savings and even out the inevitable up-and-down cycles that occur when you depend on commission-based income. (I would rather get a loan than borrow from my credit cards because credit cards are just too darned expensive.) One note on the prospects for the legal market: I have developed legal expertise in different areas that normally exhibit different market trends. I do a lot of work in complex commercial and employment litigation in federal courts, and I have extensive experience in bankruptcy litigation. Both litigation and bankruptcy are countercylical (i.e., the work goes up as the economy goes down). I also advise numerous tax exempt organizations, such as charities, trade associations, and political organizations. This work tends to grow with the economy and tracks normal business cycles. Finally, my firm has several competitive advantages, including our location in Washington, D.C. Federal government services are recession-proof and the businesses in this area (and that come from around the country to lobby or do business here) continue to grow even in the middle of a recession. That and our ability to deliver high-quality service for a more affordable price makes our firm very attractive even during down times in the economy. All of these factors mean that our work (and my part of it) should continue to be steady regardless of the economic conditions affecting the country as a whole. That in a nutshell is my request. I am looking forward to working with you to make it fruitful both for me and for your investors.

A credit bureau reported the following information about this borrower member on October 27, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1987	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	33
Revolving Credit Balance:	$134,025.00	Public Records On File:	0
Revolving Line Utilization:	67.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360334

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360334	$8,000	12.09%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360334. Member loan 360334 was requested on October 27, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,000 / month
Current employer:	Beal Service Corp	Debt-to-income ratio:	9.87%
Length of employment:	6 years 2 months	Location:	MC KINNEY, TX

Home town:	Dallas
Current & past employers:	Beal Service Corp
Education:

This borrower member posted the following loan description, which has not been verified:

A short term personal loan to cover the negative equity on a car sale, to not roll the negative equity into a new car loan.

A credit bureau reported the following information about this borrower member on October 27, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	67
Revolving Credit Balance:	$1,077.00	Public Records On File:	0
Revolving Line Utilization:	15.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 360337

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360337	$10,000	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360337. Member loan 360337 was requested on October 27, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	Caltrans	Debt-to-income ratio:	19.31%
Length of employment:	9 years 4 months	Location:	Rowland Heights, CA

Home town:
Current & past employers:	Caltrans
Education:	University of Southern California (USC)

This borrower member posted the following loan description, which has not been verified:

I need to borrow a loan to consolidate my existing credit card debt.

A credit bureau reported the following information about this borrower member on October 27, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1991	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	24
Revolving Credit Balance:	$252,057.00	Public Records On File:	0
Revolving Line Utilization:	29.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 360350

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360350	$15,000	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360350. Member loan 360350 was requested on October 27, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,250 / month
Current employer:	Grant Ave Developement	Debt-to-income ratio:	7.81%
Length of employment:	12 years	Location:	Syracuse, NY

Home town:	Syracuse
Current & past employers:	Grant Ave Developement
Education:	Tompkins-Cortland Community College

This borrower member posted the following loan description, which has not been verified:

I am looking to consolidate credit card debt that I am currently paying on and to payoff these loans at a quicker rate. I currently have 3 credit amounts that I am looking to roll into one monthly payment and pay off quicker.

A credit bureau reported the following information about this borrower member on October 27, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1989	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,340.00	Public Records On File:	0
Revolving Line Utilization:	71.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360372

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360372	$14,400	10.20%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360372. Member loan 360372 was requested on October 27, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,333 / month
Current employer:	Retired	Debt-to-income ratio:	0.58%
Length of employment:	3 years 4 months	Location:	OVIEDO, FL

Home town:	Atlanta
Current & past employers:	Retired, U.S. Department of Defense
Education:	U.S. Air Force

This borrower member posted the following loan description, which has not been verified:

This loan will be for my daughter's Bar Exam study expenses, and will cover her cost of living and Bar review courses. She is going to be taking the Florida Bar Exam.

A credit bureau reported the following information about this borrower member on October 27, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1980	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	33	Months Since Last Delinquency:	14
Revolving Credit Balance:	$104.00	Public Records On File:	0
Revolving Line Utilization:	0.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360380

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360380	$22,000	13.67%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360380. Member loan 360380 was requested on October 27, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,375 / month
Current employer:	Xanterra Parks and Resorts	Debt-to-income ratio:	13.13%
Length of employment:	1 year 6 months	Location:	DENVER, CO

Home town:	Merced
Current & past employers:	Xanterra Parks and Resorts, pricewaterhousecoopers
Education:	University of Maryland-College Park

This borrower member posted the following loan description, which has not been verified:

This loan will be used to consolidate debt. I currently have debts that are spread across several accounts. I?m looking to consolidate them into one monthly payment. I am able to pay the current monthly payments on my accounts. I have a sable job and will be able to make the monthly payments on the loan.

A credit bureau reported the following information about this borrower member on October 27, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,716.00	Public Records On File:	0
Revolving Line Utilization:	55.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360407

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360407	$23,000	10.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360407. Member loan 360407 was requested on October 27, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Wag Hotels	Debt-to-income ratio:	24.93%
Length of employment:	3 years 2 months	Location:	Galt, CA

Home town:
Current & past employers:	Wag Hotels, City of Sacramento
Education:	University of California-Davis (UC Davis)

This borrower member posted the following loan description, which has not been verified:

Thanks for reviewing my post. I will be using this loan to consolidate two fixed interest loans into one loan. One loan is at 10% the other is at 14%. Combined they total $23,000 and have a monthly payment of $900. Since I am refinacing these loans and will reduce my monthly financial load this laon should be considered very low risk. I would like to combine them to have one loan payment with one set term. This will assist me as I am in the process of purchasing a new home. I am college educated with a secure job. Even in these tough economic times my company is exapnding. Prior to purchasing my home I plan to sell my car. I will use the equity in my car to purchase a cheaper car and save additional $. Financial Summmary Monthly Income: $6250 (take home $4200 after taxes & retirement) Monthly Expenses: Car payment: $500 Rent: $0 (I have lived in a company apt. for over a year). Insurance: $125 Food & Entertainment: $200 Student Loan: $100 Current Loans: $900 (I will refi these two).

A credit bureau reported the following information about this borrower member on October 27, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,553.00	Public Records On File:	0
Revolving Line Utilization:	5.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 360422

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360422	$15,000	13.67%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360422. Member loan 360422 was requested on October 27, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	DREYERS ICE CREAM	Debt-to-income ratio:	22.34%
Length of employment:	8 years	Location:	FLORENCE, AZ

Home town:	Cleveland
Current & past employers:	DREYERS ICE CREAM
Education:	Ohio State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

Consolidate debt

A credit bureau reported the following information about this borrower member on October 27, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,453.00	Public Records On File:	0
Revolving Line Utilization:	65.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 360471

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360471	$3,600	7.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360471. Member loan 360471 was requested on October 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,067 / month
Current employer:	World Wide Fabricating	Debt-to-income ratio:	4.41%
Length of employment:	8 years	Location:	Philadelphia, PA

Home town:	CHINA
Current & past employers:	World Wide Fabricating
Education:

This borrower member posted the following loan description, which has not been verified:

Just moved into a new home, tight on budget but new home is desperately in need of a new interior change.

A credit bureau reported the following information about this borrower member on October 28, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	32
Revolving Credit Balance:	$167,984.00	Public Records On File:	0
Revolving Line Utilization:	16.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 360475

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360475	$10,500	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360475. Member loan 360475 was requested on October 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,833 / month
Current employer:	Covidien	Debt-to-income ratio:	10.15%
Length of employment:	6 years	Location:	CRYSTAL LAKE, IL

Home town:	Hoffman Estates
Current & past employers:	Covidien, Motorola
Education:	McHenry County College

This borrower member posted the following loan description, which has not been verified:

I am using this, because I want to rid of my debt.

A credit bureau reported the following information about this borrower member on October 28, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,575.00	Public Records On File:	0
Revolving Line Utilization:	87.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360482

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360482	$24,000	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360482. Member loan 360482 was requested on October 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	n/a	Debt-to-income ratio:	12.23%
Length of employment:	1 year	Location:	Northampton, MA

Home town:	Northampton
Current & past employers:	National Economic Research Associates (NERA)
Education:	Johns Hopkins University, College of William and Mary

This borrower member posted the following loan description, which has not been verified:

I have been running my on small, 2.5 person economic consulting firm for the past year. We advise large multilateral and bilateral aid agencies and donors like the World Bank, USAID, Milennium Challenge Corporation, and Asian Development Bank. Setting up the business required an injection of capital. I borrowed some and invested some of my own money. As I have grown it, and take on more people and more work, my needs for working capital have also grown. Rather than term-out my existing credit line with my bank, I thought I would try social lending, pay down my credit line so I can use it again for working capital (which it was meant for). I have more than $50,000 in invoices that will clear in November, and anotehr $55,000 in contracts locked-in through February. I also have good capacity to take on additional work as it comes along.

A credit bureau reported the following information about this borrower member on October 28, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1993	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$680.00	Public Records On File:	0
Revolving Line Utilization:	45.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 360493

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360493	$12,000	12.41%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360493. Member loan 360493 was requested on October 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Apex Technologies Inc	Debt-to-income ratio:	7.40%
Length of employment:	1 year 2 months	Location:	Harrisburg, PA

Home town:
Current & past employers:	Apex Technologies Inc
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to use this money to consolidate my credit card debt.I would pay $7000 to Bank of ameirca and another $3000 to pay of CitiBank.

A credit bureau reported the following information about this borrower member on October 28, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,868.00	Public Records On File:	0
Revolving Line Utilization:	37.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 360494

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360494	$15,000	14.93%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360494. Member loan 360494 was requested on October 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,167 / month
Current employer:	The University of Arizona Foundation	Debt-to-income ratio:	24.80%
Length of employment:	2 years 1 month	Location:	Tucson, AZ

Home town:	Enfield
Current & past employers:	The University of Arizona Foundation, The University of Rochester, The Universtiy of Arizona
Education:	Central Connecticut State University, Trinity College

This borrower member posted the following loan description, which has not been verified:

I am requesting this loan in order to pay off my American Express Credit Card. This card was used to finance a number of home improvements and it financed our move across the country from Rochester New York to Tucson Arizona. Due to significant losses on the sale of our home in Rochester(due to home improvements), my wife and I did not have the cash to pay for our move across the country. It is my hope once this card is paid off to close it immediately. My wife and I have been paying $450 a month to American Express but it has not made a dent due to high interest rates. Getting this card paid off would allow us to save additional money in order that we can begin saving for a new home. Thanks

A credit bureau reported the following information about this borrower member on October 28, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1993	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	40	Months Since Last Delinquency:	12
Revolving Credit Balance:	$36,002.00	Public Records On File:	0
Revolving Line Utilization:	71.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 360496

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360496	$4,500	13.99%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360496. Member loan 360496 was requested on October 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,406 / month
Current employer:	Designboard LLC	Debt-to-income ratio:	5.43%
Length of employment:	2 years 1 month	Location:	Seattle, WA

Home town:
Current & past employers:	Designboard LLC
Education:	Bellevue Community College

This borrower member posted the following loan description, which has not been verified:

I will invest the money into a vending machine with a route already set up. This is the extra investment that I will need. I will be able to re coupe initial investment with 8 months time.

A credit bureau reported the following information about this borrower member on October 28, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2006	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,295.00	Public Records On File:	0
Revolving Line Utilization:	44.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360501

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360501	$3,900	10.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360501. Member loan 360501 was requested on October 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Michelle Kaufmann Designs	Debt-to-income ratio:	20.23%
Length of employment:	1 year 8 months	Location:	San Francisco, CA

Home town:	Santa Barbara
Current & past employers:	Michelle Kaufmann Designs
Education:

This borrower member posted the following loan description, which has not been verified:

I have a credit card with a 27% interest rate which I would like to pay off at a lower rate then cut up

A credit bureau reported the following information about this borrower member on October 28, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	30
Revolving Credit Balance:	$4,508.00	Public Records On File:	0
Revolving Line Utilization:	30.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360527

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360527	$25,000	15.25%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360527. Member loan 360527 was requested on October 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,667 / month
Current employer:	Dependable Properties	Debt-to-income ratio:	9.49%
Length of employment:	5 years	Location:	Duluth, GA

Home town:	Seoul
Current & past employers:	Dependable Properties, Patmell Wings
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate debt so that I can pay down the principle faster.

A credit bureau reported the following information about this borrower member on October 28, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$54,003.00	Public Records On File:	0
Revolving Line Utilization:	48.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 360531

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360531	$3,200	12.72%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360531. Member loan 360531 was requested on October 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Lumitec	Debt-to-income ratio:	1.49%
Length of employment:	3 months	Location:	Lake Worth, FL

Home town:	West Palm Beach
Current & past employers:	Lumitec
Education:	The Art Institute of Fort Lauderdale Inc., University of Louisiana at Lafayette

This borrower member posted the following loan description, which has not been verified:

I would like a small loan in order to purhcase a small fishing boat.

A credit bureau reported the following information about this borrower member on October 28, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,382.00	Public Records On File:	0
Revolving Line Utilization:	50.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 360535

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360535	$20,000	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360535. Member loan 360535 was requested on October 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	ZAWEN INC	Debt-to-income ratio:	16.06%
Length of employment:	6 years	Location:	GLENDALE, CA

Home town:	TEHRAN
Current & past employers:	ZAWEN INC
Education:	UNIVERSITY OF TEHRAN, COLLEG OF TEHRAN

This borrower member posted the following loan description, which has not been verified:

NEED TO PAY SOME DEBT OUT AND PAY FOR MY SONS COLLEGE

A credit bureau reported the following information about this borrower member on October 28, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,565.00	Public Records On File:	0
Revolving Line Utilization:	29.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 360571

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360571	$8,000	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360571. Member loan 360571 was requested on October 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,417 / month
Current employer:	Lockheed Martin Corp. (Aerotek)	Debt-to-income ratio:	13.29%
Length of employment:	7 months	Location:	Frederick, MD

Home town:	Baltimore
Current & past employers:	Lockheed Martin Corp. (Aerotek), The Baltimore Gas & Elec Co
Education:	Frederick Community College

This borrower member posted the following loan description, which has not been verified:

My goal is to become debt free and to start that process I'd like to consolidate my credit cards with a better fixed interest rate.

A credit bureau reported the following information about this borrower member on October 28, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,362.00	Public Records On File:	0
Revolving Line Utilization:	46.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 360579

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360579	$13,000	10.20%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360579. Member loan 360579 was requested on October 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,250 / month
Current employer:	Jack Henry & Associates	Debt-to-income ratio:	17.76%
Length of employment:	7 years 4 months	Location:	El Cajon, CA

Home town:	Brooklyn
Current & past employers:	Jack Henry & Associates, California Bank & Trust
Education:

This borrower member posted the following loan description, which has not been verified:

Mobile home 24x40 for sale by owner

A credit bureau reported the following information about this borrower member on October 28, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,534.00	Public Records On File:	0
Revolving Line Utilization:	21.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360583

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360583	$25,000	14.93%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360583. Member loan 360583 was requested on October 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,833 / month
Current employer:	Volkert's Party Store LLC	Debt-to-income ratio:	8.68%
Length of employment:	2 years	Location:	Akron, OH

Home town:	Cana
Current & past employers:	Volkert's Party Store LLC, United States Marine Corps
Education:

This borrower member posted the following loan description, which has not been verified:

Hello My wife and I own a small business and were looking to update some equipment and expand our business. $12,000 for new walk in cooler $ 7,000 to install commercial kitchen and service station $ 6,000 to payoff current business credit card that was used to install new point of sale system. My family has owned this business for over 30 years My wife and I bought the business 2 years ago and have increased sales substantially. Our first year 2007 we had a 35% increase in sales over 2006. Our 2008 sales are on pace for a 25% to 30% increase over 2007. We currently employ 4 full time employees and 1 part time employee. This loan will enable us to add hot foods to our business and add 1 to 2 full time employees. Our business is located on a major road right across from a hospital. There is limited affordable food options for the workers of the hospital at this time.

A credit bureau reported the following information about this borrower member on October 28, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	42
Revolving Credit Balance:	$9.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360592

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360592	$1,600	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360592. Member loan 360592 was requested on October 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	US Army	Debt-to-income ratio:	15.55%
Length of employment:	12 years	Location:	Fort Hood, TX

Home town:	Memphis
Current & past employers:	US Army
Education:	Texas State University-San Marcos

This borrower member posted the following loan description, which has not been verified:

Due to a snafu in the military pay system, I have only 100.00 to pay my bills for November. My bills total around $1,000.00 US/month. I have travel pay due, but it will not hit until around 15 November which is too late for those bills. Once I have the travel pay, I can pay the loan back almost immediately.

A credit bureau reported the following information about this borrower member on October 28, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	39
Revolving Credit Balance:	$10,562.00	Public Records On File:	0
Revolving Line Utilization:	59.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 360601

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360601	$9,000	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360601. Member loan 360601 was requested on October 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	hospital for special surgery	Debt-to-income ratio:	3.70%
Length of employment:	1 year 4 months	Location:	flushing, NY

Home town:	queens
Current & past employers:	hospital for special surgery
Education:	SUNY at binghamton

This borrower member posted the following loan description, which has not been verified:

I am requesting 9,000 to pay expenses (lawyer fees, inspection, etc.) on a house recently gifted to me from a relative. Which I am planning to rent...

A credit bureau reported the following information about this borrower member on October 28, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	8	Months Since Last Delinquency:	19
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 357699

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357699	$6,000	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357699. Member loan 357699 was requested on October 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,792 / month
Current employer:	CSN Stores LLC	Debt-to-income ratio:	7.16%
Length of employment:	1 year 11 months	Location:	BOSTON, MA

Home town:	Dallas
Current & past employers:	CSN Stores LLC, Tottori Board of Education, Tottori Prefecture, Japan
Education:	Texas State University-San Marcos

This borrower member posted the following loan description, which has not been verified:

Hello, My wife and I are moving to NYC and we just need to cover the moving expenses. We both have jobs lined up and make a combined income of $112,500. We are both very responsible, but hey, moving to New York isn't cheap! Thanks

A credit bureau reported the following information about this borrower member on October 29, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	24
Revolving Credit Balance:	$4,447.00	Public Records On File:	0
Revolving Line Utilization:	49.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 359015

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359015	$6,000	9.07%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359015. Member loan 359015 was requested on October 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,604 / month
Current employer:	Ernst and Young LLP	Debt-to-income ratio:	7.15%
Length of employment:	4 years	Location:	EDEN PRAIRIE, MN

Home town:	Minneapolis
Current & past employers:	Ernst and Young LLP
Education:	Saint John's University

This borrower member posted the following loan description, which has not been verified:

To purchase an engagement ring.

A credit bureau reported the following information about this borrower member on October 29, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,601.00	Public Records On File:	0
Revolving Line Utilization:	5.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 360376

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360376	$3,000	12.09%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360376. Member loan 360376 was requested on October 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,199 / month
Current employer:	Five Star Equipment Inc.	Debt-to-income ratio:	16.78%
Length of employment:	4 years	Location:	BLAKESLEE, PA

Home town:	Pacifica
Current & past employers:	Five Star Equipment Inc., Perforating Industries Inc.
Education:	Universal Technical Institute of Pennsylvania Inc

This borrower member posted the following loan description, which has not been verified:

I am going on a week long trip to Costa Rica with my brother in a couple of weeks. The tickets and most everything else are already paid for. However some extra spending cash would be nice for down there. I also have to do some engine work to my 99' Acura and would rather borrow the money right now as opposed to dipping into my savings. Thank you very much...

A credit bureau reported the following information about this borrower member on October 29, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1981	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	8	Months Since Last Delinquency:	23
Revolving Credit Balance:	$6,392.00	Public Records On File:	0
Revolving Line Utilization:	37.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360406

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360406	$15,000	12.72%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360406. Member loan 360406 was requested on October 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,966 / month
Current employer:	Maintenance Inc.	Debt-to-income ratio:	16.80%
Length of employment:	6 years	Location:	DALLAS, TX

Home town:	Paris
Current & past employers:	Maintenance Inc., Bibbentuckers the Dry Cleaners, Blinn College
Education:	Collin County Community College District, Blinn College

This borrower member posted the following loan description, which has not been verified:

My Fianc? and I are planning our wedding in January 2009. I have good credit that I have been building on; my Fianc? is a former Marine and has some bad debts. We are hoping to get out of debt so we can buy a home and start a family soon. Last year I was diagnosed with Ovarian Cancer so I don't have as great of a chance as I thought to start my family. We need to get out of debt before we can start our family with times being like they are now. With the added cost of getting married we are under a lot of stress financially and emotionally. I think that people lending to people is a great opportunity for people to get the real help they need.

A credit bureau reported the following information about this borrower member on October 29, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1989	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	68
Revolving Credit Balance:	$13,772.00	Public Records On File:	0
Revolving Line Utilization:	28.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 360495

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360495	$25,000	16.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360495. Member loan 360495 was requested on October 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$8,333 / month
Current employer:	Interpublic Group	Debt-to-income ratio:	23.52%
Length of employment:	7 years 9 months	Location:	Dublin, CA

Home town:	Santa Barbara
Current & past employers:	Interpublic Group, Wells Fargo
Education:	Pomona College, Rhode Island School of Design (RISD)

This borrower member posted the following loan description, which has not been verified:

WildPitch.TV provides the link between the goals and aspirations of everday creative people and the new media challenges of major brand advertisers. By working with WildPitch.TV, marketers gain access to our community of amateur and independent videographers, musicians, actors, models, writers and comedians. The end-result is video advertisements that bring a new level of authenticity to the brand and lends itself to "viral" distribution on the web. WildPitch.TV has been totally self-funded to date. The website is up and running and we have hundreds of participants. The company has extremely low overhead (less than 3K per month), no salaried employees and does its development offshore. We've just closed our first paying clients which include an independent music publisher, a public television station in Canada and a new toy manufacturer. We are seekling $25,000 in debt financing so that we can expand our sales and marketing efforts to attract new paying clients.

A credit bureau reported the following information about this borrower member on October 29, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1980	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	41	Months Since Last Delinquency:	12
Revolving Credit Balance:	$77,844.00	Public Records On File:	0
Revolving Line Utilization:	74.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 360506

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360506	$4,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360506. Member loan 360506 was requested on October 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,875 / month
Current employer:	Classic Center	Debt-to-income ratio:	5.07%
Length of employment:	7 years	Location:	ATHENS, GA

Home town:	St. Paul
Current & past employers:	Classic Center
Education:	University of Georgia

This borrower member posted the following loan description, which has not been verified:

Looking for a 36 month loan to cover the balance of a motorcycle purchase.

A credit bureau reported the following information about this borrower member on October 28, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$345.00	Public Records On File:	0
Revolving Line Utilization:	0.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360509

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360509	$2,800	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360509. Member loan 360509 was requested on October 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	spherion	Debt-to-income ratio:	18.48%
Length of employment:	3 months	Location:	BLOOMFIELD, NJ

Home town:	Livingston
Current & past employers:	spherion, Merck
Education:	NEW YORK UNIVERISTY, TEXAS A&M UNIVERSITY - COMMERCE

This borrower member posted the following loan description, which has not been verified:

I'd like a loan for $3500 to consolidate a few bills and be able to pay them at a better rate .

A credit bureau reported the following information about this borrower member on October 29, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40,088.00	Public Records On File:	0
Revolving Line Utilization:	51.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360666

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360666	$3,600	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360666. Member loan 360666 was requested on October 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,183 / month
Current employer:	blue cross blue shield of montana	Debt-to-income ratio:	17.66%
Length of employment:	26 years	Location:	HELENA, MT

Home town:	Olympia
Current & past employers:	blue cross blue shield of montana, State of Washington
Education:	South Puget Sound Community College

This borrower member posted the following loan description, which has not been verified:

3000.00 for vacation and christmas spending

A credit bureau reported the following information about this borrower member on October 29, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,513.00	Public Records On File:	0
Revolving Line Utilization:	58.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 360679

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360679	$15,000	10.20%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360679. Member loan 360679 was requested on October 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,517 / month
Current employer:	St. Ambrose University	Debt-to-income ratio:	12.87%
Length of employment:	20 years	Location:	Cherokee Village, AR

Home town:	Cleveland
Current & past employers:	St. Ambrose University, University of Maryland University College, Ozarka Technical College
Education:	University of Iowa

This borrower member posted the following loan description, which has not been verified:

After a small business failure, I used credit card to supplement my part-time earnings from online teaching as I sought employment. (I have a Ph.D. in Business). I now have contracts with two Universities (St. Ambrose University in Iowa, and U. of Maryland University College) and our local vocational college so will be able to continue to repay expenses without withdrawing funds from my shrinking retirement account. I own my home and own and maintain a hybrid car that is paid off. I am in good health and pay for my own health insurance. I want to continue to live in the Arkansas Ozarks to help college students in this area get an education.

A credit bureau reported the following information about this borrower member on October 29, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	32	Months Since Last Delinquency:	17
Revolving Credit Balance:	$14,857.00	Public Records On File:	0
Revolving Line Utilization:	31.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 360680

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360680	$5,000	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360680. Member loan 360680 was requested on October 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,583 / month
Current employer:	young lyon true value	Debt-to-income ratio:	22.69%
Length of employment:	10 years	Location:	LAKE PLACID, NY

Home town:	Lake Placid
Current & past employers:	young lyon true value
Education:

This borrower member posted the following loan description, which has not been verified:

Well its not even November yet and we have over a foot of snow. Just got done shoveling for an hour and I have to tell you, I am getting way to old for this. So I have a brand new truck and I am in need of a snow plow. I have a very long driveway and a right of way I am responsible for. I called a few places and to be honest almost fell out of my chair when I heard the prices. So thats why I need this loan.

A credit bureau reported the following information about this borrower member on October 29, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,438.00	Public Records On File:	1
Revolving Line Utilization:	52.90%	Months Since Last Record:	47
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 360704

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360704	$12,000	16.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360704. Member loan 360704 was requested on October 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	Irmco Property Mgmt	Debt-to-income ratio:	6.21%
Length of employment:	3 years 2 months	Location:	chicago, IL

Home town:	Chicago
Current & past employers:	Irmco Property Mgmt
Education:	Northwestern University

This borrower member posted the following loan description, which has not been verified:

I am in need of a loan to cover education expenses!! I am employed full time and have good credit!!! I only need the money four six months, so early repayment is very likey!!! Thanks in advance...

A credit bureau reported the following information about this borrower member on October 29, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2007	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,299.00	Public Records On File:	0
Revolving Line Utilization:	69.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 360711

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360711	$24,000	16.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360711. Member loan 360711 was requested on October 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Nu Breed investment corp.	Debt-to-income ratio:	19.44%
Length of employment:	1 year	Location:	Bolton, MA

Home town:	Cambridge
Current & past employers:	Nu Breed investment corp., Sweet water pool service inc.
Education:	umass boston

This borrower member posted the following loan description, which has not been verified:

I am currently in need of cash to put down on a property purchase. I intend to rehab the property and have it back on the market in 28 days. I have 12 years of experience as a handyman and have worked on many projects for investors and the such. This property has a market value of 215000. I will be putting in a total investment of 133000 to buy and rehab this project. I am now a business owner and need this cash ASAP. Thank You, Scott Fitzgerald

A credit bureau reported the following information about this borrower member on October 29, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,767.00	Public Records On File:	0
Revolving Line Utilization:	20.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

Member Payment Dependent Notes Series 360719

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360719	$25,000	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360719. Member loan 360719 was requested on October 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,109 / month
Current employer:	Northview Public Schools	Debt-to-income ratio:	17.67%
Length of employment:	2 years 4 months	Location:	Wyoming, MI

Home town:	Grand Rapids
Current & past employers:	Northview Public Schools, Kalamazoo College, GameStop
Education:	Grand Valley State University

This borrower member posted the following loan description, which has not been verified:

I am currently running an internet business I created 2 years ago. It has slowly increased in revenue and profits during that time. The holiday season is where my sites peaks for the year. I am looking for more funding to increase my advertising during this vital period. I will be using the loan to purchase low cost pay-per-click advertising for specific, high profit items. I have had great success with this in the past. 2007 Holiday Season: Advertising and Fixed Costs: $25,269 Revenue from Sales: $42,573 Holiday Gross Profit: $17,304 Why am I a good investment? - I am able to look each day to see if my advertising campaigns are having a good Return On Investment. When necessary, I can adjust advertising very quickly. - I have never missed a payment for any loan. - I have a great personal interest in my business and enjoy what I am doing. - My business lets my wife stay home with my daughter, and that is priceless to me. Thank you and I look forward to your investment.

A credit bureau reported the following information about this borrower member on October 29, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,496.00	Public Records On File:	0
Revolving Line Utilization:	33.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 360720

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360720	$25,000	15.25%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360720. Member loan 360720 was requested on October 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	wandalan rv & homes	Debt-to-income ratio:	0.00%
Length of employment:	6 years 6 months	Location:	nokomis, FL

Home town:	marion
Current & past employers:	wandalan rv & homes
Education:	St Petersburg College, University of South Florida

This borrower member posted the following loan description, which has not been verified:

i own a business that sales new mobile homes solarhome modular, solarpowered cars and rvs its a great business and i own the 2 million dollar land that it sits on i also have a few homes and a mobile home park that i am developing i need to refiance the land that i owe less than 600,000 own in the meantime i want to borrow 50000. to carry me until some homes are placed for my customers the banking world has caused us to place homes then we get paid working capital is not enough to do this thank you for any consideration for small or large loans plenty of collectral and my credit is good

A credit bureau reported the following information about this borrower member on October 29, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	47
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 360749

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360749	$10,750	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360749. Member loan 360749 was requested on October 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,000 / month
Current employer:	Victoria's Tea & Treasures	Debt-to-income ratio:	22.30%
Length of employment:	1 year 4 months	Location:	Oakley, CA

Home town:	Oakley
Current & past employers:	Victoria's Tea & Treasures, City of Brentwood
Education:	Los Medanos College

This borrower member posted the following loan description, which has not been verified:

We are starting our own business. Victoria's Tea and Treasures in Isleton, California. We purchased the building in 2007 and finally have all the plans approved by the Sacramento County Health Department and The City of Isleton. We need to take out a loan to pay for the remodeling of the kitchen (from residential to commercial) and to purchase the equipment.

A credit bureau reported the following information about this borrower member on October 29, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1989	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,298.00	Public Records On File:	0
Revolving Line Utilization:	31.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 360750

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360750	$25,000	13.67%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360750. Member loan 360750 was requested on October 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	ThinkBold Corporate Communications, LLC	Debt-to-income ratio:	23.05%
Length of employment:	8 years 11 months	Location:	Campbell, CA

Home town:	Munich
Current & past employers:	ThinkBold Corporate Communications, LLC
Education:	LM University Munich

This borrower member posted the following loan description, which has not been verified:

PR & Marketing Communications company is seeking a business loan to extend current business model. The company has been in business since 1999 and our revenue in 2007 was about $420,000. We have a healthy high-tech client base and long term agreements. Accounts receivable show that 2008 will be a good year despite the current market situation. Company / owner has never been late on any payments and has good credit ratings.

A credit bureau reported the following information about this borrower member on October 29, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$238,903.00	Public Records On File:	0
Revolving Line Utilization:	80.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 360772

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360772	$20,000	12.72%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360772. Member loan 360772 was requested on October 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,250 / month
Current employer:	National Vision, Inc.	Debt-to-income ratio:	9.29%
Length of employment:	25 years 1 month	Location:	St. Cloud, MN

Home town:
Current & past employers:	National Vision, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Purpose of Loan: This loan will be used to consolidate my credit card debt and small vehicle loan into one and also help take care of some of my daughter's school loans. My Situation: I am a good candidate for this loan because I haven't been late on my payments, and I have a stable income since I've been working for the same company for over 25 years. I would like to take advantage of the savings in interest I pay by putting all of my debt into one loan. I have two credit cards and one car loan. The remaining portion of the funds I would like to use to help my daughter. She recently graduated college and with this economy, she has had a hard time getting a job. Her loans are coming out of deferrment and since I was a single-father, I was not able to help pay for her tuition while she was attending, so I feel I could really help her now by lumping a portion of her loans into this. Below are the balances of my debt: 1. Washington Mutual -$2,500 2. Bank of America -$1,500 3. Local Credit Union (Car Loan) -$5,600 Totals: Approximately $9,600 Remaining: $10,400 to put towards my daughter's school loans. I feel I am a great candidate for this because, just like my dedication to my work, I am just as dedicated to my financial obligations. Being able to pay off all of this debt for me and my daughter in just 3 years really gives me a sense of hope that we can both be better off fairly soon.

A credit bureau reported the following information about this borrower member on October 29, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1991	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	35
Revolving Credit Balance:	$3,910.00	Public Records On File:	0
Revolving Line Utilization:	46.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360801

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360801	$5,100	10.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360801. Member loan 360801 was requested on October 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,100 / month
Current employer:	Premier Innovations LLC	Debt-to-income ratio:	5.67%
Length of employment:	5 years 5 months	Location:	Newhall, CA

Home town:	Castaic
Current & past employers:	Premier Innovations LLC, Extreme Telecom, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

I need to purchase a pretty serious server for a client. Here are the specs. Q14 - 1U Quad Socket Opteron 16 Cores Tyan Thunder n3600QE S4980 Quad Socket Opteron Model 8360 2.5GHz Quad Core x 1 8GB DDR2 ECC REG 800 (4x2GB) x 1 HD 1: 1TB S-ATA 7200RPM Enterprise x 1 HD 2: 1TB S-ATA 7200RPM Enterprise x 1 HD 3: 1TB S-ATA 7200RPM Enterprise x 1 QSOL 1 Year Limited Warranty Purchase price: $5,305.00 I have worked with the vendor in the past so I can bring the cost down a bit from his retail listing. This is for a client who has been with me since September 2004. I am expecting a 9 month ROI on this machine, the client will be charged $600/month for the server, plus any bandwidth used. If you have any questions, I'd be glad to answer them.

A credit bureau reported the following information about this borrower member on October 29, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40.00	Public Records On File:	0
Revolving Line Utilization:	1.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360815

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360815	$4,500	7.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360815. Member loan 360815 was requested on October 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,248 / month
Current employer:	Marshalls	Debt-to-income ratio:	8.14%
Length of employment:	6 years 2 months	Location:	New York, NY

Home town:	Barranca
Current & past employers:	Marshalls, Premier
Education:

This borrower member posted the following loan description, which has not been verified:

Finished paying off all my cards but have this one left. Would like to start fresh and keep this one for emergencies only. I am a good candidate for a loan and I have never made a late payment on any of my obligations. I strongly believe that being responsible with your finances puts you on a path to financial independence.

A credit bureau reported the following information about this borrower member on October 29, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,603.00	Public Records On File:	0
Revolving Line Utilization:	8.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Posting Report Supplement No. 18 dated October 30, 2008